As filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Address, including zip code, and telephone number, including area code of principal executive offices)

Stephen Cohen

Senior Vice President and Chief Financial Officer

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Patrick O’Brien

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Amount of Offering Price(2)	Registration fee(3)
Common Stock, $0.10 par value per share	$100,000,000	$11,770.00

(1)	There are being registered hereunder such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $100,000,000.

(2)	The proposed maximum per share and aggregate offering prices will be determined from time to time by the registrant in connection with the issuance by the registrant of the common stock registered hereunder.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), shall determine.

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 30, 2005

OSCIENT PHARMACEUTICALS CORPORATION

$100,000,000
COMMON STOCK

We may from time to time issue up to an aggregate of $100,000,000 of common stock in one or more issuances. This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will specify in the accompanying prospectus supplement the terms of the offering in which our common stock will be offered and sold. We may sell our common stock to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement.

This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement. Before you make your investment decision, we urge you to read this prospectus and the prospectus supplement carefully.

Our common stock is listed on the Nasdaq National Market under the symbol “OSCI.” On September 29, 2005, the last sale price of our common stock was $2.15 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “ RISK FACTORS” ON PAGE 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of common stock unless it is accompanied by a prospectus supplement.

The date of this prospectus is                         , 2005.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Oscient Pharmaceuticals Corporation. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Oscient Pharmaceuticals Corporation since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell, from time to time, common stock in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of our common stock. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to such offering.

RISK FACTORS

Investing in our common stock is risky. Please see the risk factors described under the heading “Risk Factors” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2005, which is incorporated by reference in this prospectus, and in other filings that we may make with the Securities and Exchange Commission, or SEC, from to time. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

OSCIENT PHARMACEUTICALS CORPORATION

We are a commercial-stage biopharmaceutical company committed to the clinical development and commercialization of new therapeutics to serve unmet medical needs. We currently promote two products in the U.S. pharmaceutical market. Our lead product is the fluoroquinolone antibiotic FACTIVE® (gemifloxacin mesylate) tablets, indicated for the treatment of community-acquired pneumonia of mild to moderate severity (CAP) and acute bacterial exacerbations of chronic bronchitis (AECB). We license the rights to gemifloxacin, the active ingredient in FACTIVE tablets, from LG Life Sciences of the Republic of Korea. FACTIVE was launched in the U.S. market in September 2004. We also co-promote Auxilium Pharmaceuticals, Inc.’s marketed product, TESTIM®, a topical 1% testosterone gel indicated for the treatment of male hypogonadism. We began promoting this product to primary care physicians in the U.S. market in May 2005. We are seeking to expand the commercial opportunities for FACTIVE through expansion of its indications and plan to file an sNDA with the FDA for the treatment of acute bacterial sinusitis (ABS) and a 5-day course of treatment of CAP by the end of 2005. Additionally, we are developing a novel antibiotic candidate, Ramoplanin, for the treatment of Clostridium difficile-associated diarrhea (CDAD). Ramoplanin has completed Phase II clinical development and we have submitted the clinical protocol for a Phase III program for the indication to the FDA.

We are incorporated as a Massachusetts corporation. The address for our executive offices is 1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451 and our telephone number is (781) 398-2300. Our website is www.oscient.com. The information found on our website and on websites linked from it are not incorporated into or a part of this prospectus. On April 13, 2004, following our annual meeting of stockholders, we amended our articles of organization to change our name from Genome Therapeutics Corp. to Oscient Pharmaceuticals Corporation.

FACTIVE is a trademark of LG Life Sciences, Ltd. TESTIM is a trademark of Auxilium Pharmaceuticals, Inc. Other trademarks and trade names appearing in this prospectus are the property of their holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this prospectus and the documents incorporated by reference herein related to our intent to focus in the near term on the commercial and clinical development of FACTIVE and the sale of TESTIM, the timing of the filing of an sNDA for FACTIVE for the treatment of ABS and a 5-day course of treatment of CAP, as well as other statements related to the progress and timing of product development, present or future licensing, collaborative or financing arrangements or that otherwise relate to future periods, are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning the future financial performance and other matters discussed in this document. The words “may,” “will,” “should,” “plan,” “believe,” “estimate,” “intend,” “anticipate,” “project,” and “expect” and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve certain risks, estimates and assumptions, and we can give no assurance that these expectations will be achieved. You are cautioned that these forward-looking statements involve uncertainty and actual results may differ materially from those discussed as a result of various factors described in the Section of this prospectus entitled “Risk Factors.” We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on the forward-looking statements contained in this report. These statements, like all statements in this report, speak only as of the date of this report (unless another date is indicated) and we undertake no obligation to update or revise the statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock covered by this prospectus for general corporate purposes, which may include expanding of our commercial and marketing efforts, increasing working capital, funding capital and clinical developments, acquiring new products or technologies, and making other investments. Additional information on the use of net proceeds from the sale of common stock covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 175,000,000 shares of common stock, par value $.10 per share, including 625,000 shares of common stock designated as series B restricted common stock.

The following descriptions are summaries of the material terms of our articles of organization and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our articles of organization and bylaws, copies of which are filed with the SEC.

Common Stock

As of September 29, 2005, we had 76,937,691 shares of our common stock outstanding. There are no shares of series B restricted common stock issued and outstanding.

Oscient Pharmaceuticals Common Stock

Voting. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our common stock are not authorized by our articles of organization to cumulate votes for the election of directors. Directors are elected by a plurality of the votes entitled to vote and present in person or represented by proxy at the meeting.

Dividends. We have never paid cash dividends on our common stock and do not expect to pay dividends in the foreseeable future. Any decision to pay cash dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements and such other factors as our board of directors deem relevant. Holders of common stock would share ratably in any dividends that may be declared by our board of directors.

Liquidation, Dissolution and Winding-up. In the event of our liquidation, dissolution or winding up, the holders of common stock are to receive for each share of our common stock held by them, prior to the holders of series B restricted common stock, the greater of (a) $5.00 and (b) the amount equal to 10 times the amount available to holders of Series B restricted common stock. If the assets available for distribution are insufficient to permit the full payment, then the entire amount available for distribution to the holders of common stock will be distributed pro rata among them.

Preemptive Rights, Conversion and Redemption. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of our common stock.

Oscient Pharmaceuticals Series B Restricted Common Stock

Our articles of organization, as amended, provide that the holders of our series B restricted common stock are not entitled to vote, except as otherwise required by law or receive dividends. No shares of our series B restricted common stock are outstanding and we have no current intention to issue any shares of series B restricted common stock.

No Limits on Written Consents

Our articles of organization provide that any action required or permitted to be taken by our stockholders may be effected without a meeting on unanimous written consent of the stockholders.

Limits on Special Meetings

Our bylaws provide that special meetings of stockholders may be called at the request of the board of directors or our president.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EquiServe Trust Company N.A.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “OSCI.”

PLAN OF DISTRIBUTION

We may sell the common stock being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors or to a single investor; or

•	through a combination of such methods.

In addition, we may issue the common stock as a dividend or distribution or in a subscription rights offering or in other transactions to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase shares of common stock and re-offer them to the public by one or more of the methods described above. We, or underwriters, agents or dealers acting with us or on our behalf may offer shares of common stock to the public in at-the-market offerings. This prospectus may be used in connection with any offering of our common stock through any of these methods or other methods described in the applicable prospectus supplement.

We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or other terms, how potential investors may participate in the auction and the nature of the underwriter’s obligations in the related supplement to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of the shares of common stock, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the shares of common stock being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the shares of common stock may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the shares of common stock may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If underwriters are used in the sale, they will acquire the shares of common stock for their own account and may resell the shares of common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase shares of common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer shares of common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

If we offer common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the shares of common stock they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Trading Markets and Listing of Securities

Our common stock is listed on the Nasdaq National Market. We cannot give any assurance as to the liquidity of the trading market for our common stock.

Stabilization Activities

Certain persons that participate in the distribution of the shares of common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including over-allotment, stabilizing and short-covering transactions in the common stock, and the imposition of penalty bids, in connection with an offering. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the common stock sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Passive Market Making

Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Ropes & Gray, LLP, Boston, Massachusetts, will provide us with an opinion as to the legal matters in connection with the shares of common stock we are offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s Public Reference Room at 100F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.” In addition, our common stock is listed for trading on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006. You may also access our filings with the Securities and Exchange Commission and obtain other information about us through the website maintained by Oscient, which is “http://www.oscient.com.” The information contained in that website is not incorporated by reference into this prospectus.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room, or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates by reference information from documents which are not presented in or delivered with this prospectus. You should rely only on the information contained in the prospectus and in the documents that we have incorporated by reference herein. We have not authorized anyone to provide you with information that is different.

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all common stock covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

Oscient Pharmaceuticals SEC Filings (File No. 0-10824)	Period
Quarterly Reports on Form 10-Q	Fiscal Quarter Ended March 31, 2005, as filed on May 10, 2005, and Fiscal Quarter Ended June 30, 2005, as filed on August 9, 2005

The portions of our Proxy Statement on Schedule 14A for our 2005 Annual Meeting of Shareholders that are deemed “filed” with the SEC	As filed on April 20, 2005

Annual report on Form 10-K and 10-K/A	Year ended December 31, 2004, as filed on March 16, 2005, as amended on May 4, 2005

Current reports on Form 8-K and Form 8-K/A	As filed on January 6, 2005; January 7, 2005; January 10, 2005; February 8, 2005; March 22, 2005; March 29, 2005; April 6, 2005; April 13, 2005; May 3, 2005; June 6, 2005; June 7, 2005; July 20, 2005; August 3, 2005 and September 19, 2005

The description of our common stock contained in our registration statement on Form 10/A, including any amendment or reports filed for the purpose of updating such description	As filed on January 9, 1996

Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

Attention: Christopher Taylor, Vice President of Investor Relations

(781) 398-2300

The information contained on our website does not constitute a part of this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, if any, payable by the registrant in connection with the offering of the common stock being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$11,770.00
Accounting fees and expenses	$30,000.00
Legal fees and expenses	$200,000.00
Printing and engraving expenses	$30,000.00
Transfer agent’s and depository’s fees	$10,000.00
TOTAL EXPENSES	$281,770.00

Item 15. Indemnification of Directors and Officers.

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may, in its articles of organization, eliminate or limit a director’s personal liability to the corporation and its shareholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (1) a breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) improper distributions, and (4) transactions from which the director derived an improper personal benefit. Our Restated Articles of Organization, as amended to date, provide that our directors shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Massachusetts Business Corporation Act as in effect at the time such liability is determined.

Section 8.51 of the MBCA permits the a corporation to indemnify a director if the individual (1) acted in good faith, (2) reasonably believed that his or her conduct was (a) in the best interests of the corporation or (b) at least not opposed to the best interest of the corporation, and (3) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.51 also permits the Registrant to indemnify a director for conduct for which such individual is or would be exculpated under the charter provision referred to above, whether or not the director satisfied a particular standard of conduct. Section 8.56 of the MBCA permits a corporation to indemnify an officer (i) under those circumstances in which the corporation would be allowed to indemnify a director and (ii) to such further extent as the corporation chooses provided that the liability does not arise out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. This broader permissible indemnification for officers also is available for a director who is an officer if the individual becomes party to a proceeding on the basis of an act or omission solely as an officer. Section 8.55 of the MBCA mandates that the determination that an award of indemnification is appropriate in a particular circumstance be made by (A) a majority vote of all disinterested directors or a majority of a committee of disinterested directors (in each case, if there are at least two disinterested directors), (B) special legal counsel, or (C) the shareholders.

Prior to the final disposition of a proceeding involving a director or officer, Sections 8.53 and 8.56 of the MBCA allow a corporation to pay for or reimburse reasonable expenses. As a condition, the director or officer must deliver a written undertaking to repay the funds if the individual is determined not to have met the relevant standard of conduct, which determination is made in the same manner as the determination of whether an individual is entitled to indemnification. This undertaking may be accepted without security and without regard to the individual’s financial ability to make repayment. Another condition to advancement of expenses is that the individual submit a written affirmation of his or her good faith that he or she has met the standard of conduct necessary for indemnification (or that the matter involved conduct for which liability has been eliminated pursuant to the charter exculpation provision referred to above).

The MBCA allows a corporation to obligate itself (1) to indemnify a director or officer and (2) to provide advancement of expenses to such an individual. Such a commitment may be made in the corporation’s charter or bylaws or in a resolution adopted, or a contract approved, by the board of directors or the shareholders. Our By-Laws provide that we shall indemnify our directors and officers to the full extent legally permissible, except that no indemnification may be provided for any director or officer with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. In addition, we hold a Directors and Officer Liability and Corporate Indemnification Policy.

Sections 8.52 and 8.56(c) of the MBCA mandate indemnification for reasonable expenses, regardless of whether an individual has met a particular standard of conduct, in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, Section 8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that (1) the director or officer is entitled to mandatory indemnification under the MBCA, (2) the director or officer is entitled to indemnification pursuant to a provision in the corporation’s charter or bylaws or in a contract or a board or shareholder resolution, or (3) it is fair and reasonable to indemnify the director or officer, regardless of whether he or she met the relevant standard of conduct.

Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such actions.

Item 16. Exhibits

Exhibit Number	Description of Document
1.1	Form of underwriting agreement(1)

3.1	Restated Articles of Organization(2)

3.2	Amendment dated January 5, 1982 to Restated Articles of Organization(3)

3.3	Amendment dated January 24, 1983 to Restated Articles of Organization(4)

3.4	Amendment dated January 17, 1984 to Restated Articles of Organization(5)

3.5	Amendment dated October 20, 1987 to the By-laws(6)

3.6	Amendment dated December 9, 1987 to Restated Articles of Organization(7)

3.7	Amendment dated October 16, 1989 to the By-law(8)

3.8	Amendment dated January 24, 1994 to Articles Restated Articles of Organization(9)

3.9	Amendment dated August 31, 1994 to Restated Articles of Organization(9)

3.10	Amendment dated March 15, 2001 to Restated Articles of Organization(10)

3.11	Amendments dated February 2, 2004 and April 13, 2004 to Restated Articles of Organization

3.12	By-Laws, as amended (11)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Filed as exhibits to the Company’s Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 27, 1982 and incorporated herein by reference.

(4)	Filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 26, 1983 and incorporated herein by reference.

(5)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 25, 1984 and incorporated herein by reference.

(6)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 1987 and incorporated herein by reference.

(7)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 28, 1987 and incorporated herein by reference.

(8)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 1989 and incorporated herein by reference.

(9)	Filed as exhibits of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 1994 and incorporated herein by reference.

(10)	Filed as an exhibit to the Company’s 10-Q for the quarter ended February 24, 2001 and incorporated herein by reference.

(11)	Filed as an exhibit to the Company’s 10-Q for the quarter ended September 29, 2001 and incorporated herein by reference.

Item 17. Undertakings

Item 512(a) of Regulation S-K

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Item 512(b) of Regulation S-K

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on September 30, 2005.

OSCIENT PHARMACEUTICALS CORPORATION

/s/ Steven M. Rauscher
Name:	Steven M. Rauscher
Title:	Director , President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

The registrant and each person whose signature appears below constitutes and appoints Steven M. Rauscher and Dominick Colangelo, and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steven M. Rauscher Steven M. Rauscher	Director, President and Chief Executive Officer (Principal Executive Officer)	September 30, 2005

/s/ Stephen Cohen Stephen Cohen	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2005

/s/ David K. Stone	Director and Chairman of the Board	September 30, 2005
David K. Stone

/s/ Luke Evnin	Director	September 30, 2005
Luke Evnin

/s/ Robert J. Hennessey	Director	September 30, 2005
Robert J. Hennessey

/s/ Gary Patou	Director	September 30, 2005
Gary Patou

/s/ Norbert G. Riedel	Director	September 30, 2005
Norbert G. Riedel

/s/ John E. Voris	Director	September 30, 2005
John E. Voris

/s/ David B. Singer	Director	September 30, 2005
David B. Singer

/s/ Pamela Kirby	Director	September 30, 2005
Pamela Kirby

EXHIBIT INDEX

Exhibit Number	Description of Document
3.11	Amendments dated February 2, 2004 and April 13, 2004 to Restated Articles of Organization

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)